EXHIBIT 99.1

For additional information contact
Bobby Krimmel
Chief Financial Officer
(931) 380-8257

FIRST FARMERS AND MERCHANTS CORPORATION REPORTS SECOND QUARTER NET INCOME OF $2.7 MILLION, OR $0.56 PER COMMON SHARE

COLUMBIA, Tenn. (July 23, 2015) –First Farmers and Merchants Corporation, (“First Farmers”), the holding company for First Farmers and Merchants Bank (“the Bank”), today announced unaudited financial results for the quarter ending June 30, 2015, showing increases in earnings, loan growth, and net interest income.

Key highlights of First Farmers’results for the second quarter of 2015 include:

  Net income of $2.7 million or $0.56 per common share, up 3% from $2.6 million or $0.53 per common share for the previous quarter, and up 4% from $2.6 million or $0.52 per common share for the year-earlier quarter;

  Loan growth of $10 million or 2% from the previous quarter and $67 million or 11% compared with the year-earlier quarter;

  Deposit growth of $90 million or 9% compared with the year-earlier quarter; and

  A decline in nonperforming assets of $2.7 million or 52% compared with the previous quarter and $8.9 million or 78% compared with the year-earlier quarter.

Commenting on the results, T. Randy Stevens, Chairman and Chief Executive Officer of First Farmers, said “We are pleased to report another solid quarter of earnings per share growth, while at the same time reporting credit quality metrics which demonstrate further improvements in portfolio risks.” Stevens added, “Our continued strategy of expansion into the Williamson and Davidson County markets, while continuing to serve our traditional markets at the highest level, and the hiring of high quality bankers has allowed us to record double-digit year-over-year loan growth.”

Second Quarter 2015 Results of Operations

The $85,000 increase in reported quarterly earnings for the second quarter of 2015 compared with the previous quarter was primarily driven by increased loan volume. The $105,000 increase in reported quarterly earnings for the second quarter of 2015 compared with the year-earlier quarter was primarily driven by increased loan volume and improvement in the corporation’s effective tax rate for income taxes.

For the second quarter of 2015, First Farmers continued to achieve solid loan growth of $10 million or 2% from the previous quarter and advancing $67 million or 11% compared with the year-earlier quarter, driven primarily by increased commercial and residential mortgage lending. While down 1% from the previous quarter, total deposits increased 9% from the year-earlier quarter from $967 million to $1.057 billion.

-MORE-

FFMH Reports Second Quarter 2015 Results

July 23, 2015

Asset Quality

Total nonperforming assets decreased to $2.5 million, or 0.21% of total assets, compared to $5.2 million, or 0.43% of total assets, for the previous quarter and declined from $11.4 million, or 1.02% of total assets, compared to the year-earlier quarter. Net recoveries to average loans were 0.19% for the second quarter of 2015 compared to 0.01% for the previous quarter and 0.01% for the year-earlier quarter. As a result of continued improvement in credit trends, no provision to the allowance for loan losses was recorded during the second quarter of 2015, which represented 1.25% of total loans outstanding as of June 30, 2015 versus 1.18% for the previous quarter and 1.40% for year-earlier quarter.

About First Farmers and Merchants Corporation and First Farmers and Merchants Bank

First Farmers and Merchants Corporation is the holding company for First Farmers and Merchants Bank, a community bank serving the Middle Tennessee area through 19 banking locations in eight Middle Tennessee counties. As of June 30, 2015, First Farmers reported total assets of approximately $1.2 billion and total shareholders’equity of approximately $116 million. For more information about First Farmers, visit First Farmers and Merchants Bank on the Web at www.myfirstfarmers.com under the "Our Story" and "Investor Relations" tab.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in First Farmers’filings with the Securities and Exchange Commission (the “SEC”) may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases such as "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions. The forward-looking statements contained herein represent the current expectations, plans or forecasts of First Farmers’future results and revenues. First Farmers intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond First Farmers’control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of First Farmers’Annual Report on Form 10-K for the year ending December 31, 2014, and in any of First Farmers subsequent filings with the SEC. Further information concerning First Farmers and its business, including additional factors that could materially affect First Farmers’financial results, is included in its other filings with the SEC.

-MORE-

FFMH Reports Second Quarter 2015 Results

July 23, 2015

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

		June 30,
		2015	December 31,
	(dollars in thousands, except per share data)	(unaudited)	2014
ASSETS	Cash and due from banks	$19,704	$18,511
	Interest-bearing deposits	6,659	10,086
	Federal funds sold	5,000	1,700
	Total cash and cash equivalents	31,363	30,297
	Securities:
	Available-for-sale	420,464	397,886
	Held-to-maturity (fair market value $7,465 and
	$22,263 as of June 30, 2015 and December 31, 2014,
	respectively)	7,410	21,985
	Total securities	427,874	419,871
	Loans, net of deferred fees	685,402	652,052
	Allowance for loan and lease losses	(8,593)	(7,934)
	Net loans	676,809	644,118
	Bank premises and equipment, net	25,824	25,773
	Other real estate owned	-	5
	Bank owned life insurance	26,348	26,176
	Goodwill	9,018	9,018
	Deferred tax asset	4,925	5,097
	Other assets	11,089	10,640
	TOTAL ASSETS	$1,213,250	$1,170,995
LIABILITIES	Deposits:
	Noninterest-bearing	$220,102	$204,358
	Interest-bearing	836,615	815,597
	Total deposits	1,056,717	1,019,955
	Securities sold under agreements to repurchase	26,406	22,834
	Accounts payable and accrued liabilities	14,602	13,622
	TOTAL LIABILITIES	1,097,725	1,056,411
SHAREHOLDERS'	Common stock - $10 par value per share, 8,000,000 shares
EQUITY	authorized; 4,813,719 and 4,900,576 shares issued
	and outstanding as of June 30, 2015 and
	December 31, 2014, respectively	48,137	49,006
	Retained earnings	69,691	67,609
	Accumulated other comprehensive loss	(2,398)	(2,126)
	TOTAL SHAREHOLDERS' EQUITY BEFORE
	NONCONTROLLING INTEREST - PREFERRED
	STOCK OF SUBSIDIARY	115,430	114,489
	Noncontrolling interest - preferred stock of subsidiary	95	95
	TOTAL SHAREHOLDERS' EQUITY	115,525	114,584
	TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,213,250	$1,170,995

-MORE-

FFMH Reports Second Quarter 2015 Results

July 23, 2015

FIRST FARMERS AND MERCHANTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data)		Three months ended June 30,		Six months ended June 30,
		2015	2014	2015	2014
INTEREST AND	Interest and fees on loans	$7,621	$7,006	$14,789	$13,942
DIVIDEND	Income on investment securities
INCOME	Taxable interest	1,491	1,407	2,963	2,761
	Exempt from federal income tax	553	610	1,162	1,289
	Dividends	55	80	110	153
	Total interest income	9,720	9,103	19,024	18,145
INTEREST	Interest on deposits	534	607	1,077	1,211
EXPENSE	Interest on other short term borrowings	22	16	45	32
	Total interest expense	556	623	1,122	1,243
	Net interest income	9,164	8,480	17,902	16,902
	Provision for possible loan and lease
	losses	-	-	-	-
	Net interest income after provision	9,164	8,480	17,902	16,902
NONINTEREST	Gain on loans sold	80	59	113	95
INCOME	Trust department income	640	583	1,292	1,253
	Service fees on deposit accounts	1,661	1,644	3,221	3,164
	Brokerage fees	153	118	298	222
	Earnings on bank owned life insurance	99	78	172	189
	Gain on sale of securities	-	502	270	547
	(Loss) gain on foreclosed property	-	(10)	17	(4)
	Other noninterest income	141	117	276	276
	Total noninterest income	2,774	3,091	5,659	5,742
NONINTEREST	Salaries and employee benefits	4,406	4,376	9,047	8,897
EXPENSE	Net occupancy expense	551	476	1,072	943
	Depreciation expense	366	351	737	711
	Data processing expense	622	573	1,224	1,161
	Legal and professional fees	468	200	819	428
	Stationary and office supplies	75	85	161	155
	Advertising and promotions	314	351	596	679
	FDIC insurance premium expense	129	160	279	289
	Other real estate expense	-	44	-	51
	Other noninterest expense	1,620	1,409	2,646	2,809
	Total noninterest expense	8,551	8,025	16,581	16,123
	Income before taxes	3,387	3,546	6,980	6,521
	Provision for income taxes	677	941	1,653	1,654
	Net income before noncontrolling interest -
	dividends on preferred stock of
	subsidiary	2,710	2,605	5,327	4,867
	Noncontrolling interest-dividends on
	preferred stock subsidiary	8	8	8	8
	Net income for common shareholders	$2,702	$2,597	$5,319	$4,859
	Weighted average shares outstanding	4,853,265	4,977,506	4,875,133	4,997,536
	Earnings per share	$0.56	$0.52	$1.09	$0.97

-END-